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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-53176 and 333-82543 of Persistence Software, Inc. on Form S-8 of our reports dated January 30, 2001 (February 28, 2001 as to the table in Note 4) appearing in this Annual Report on Form 10-K of Persistence Software, Inc. for the year ended December 31, 2000.

DELOITTE & TOUCHE LLP

San Jose, California
March 30, 2001